Mondee Welcomes Former WPP PLC Executive Jesus Portillo as Chief Financial Officer

Austin, Texas, April 19, 2023 — Mondee Holdings Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), a technology-driven, next-generation marketplace in a $1 trillion segment of the travel market, today announced the appointment of Jesus Portillo as its new Chief Financial Officer (“CFO”) based in the company's Austin, Texas headquarters effective immediately.

Mr. Portillo brings more than 20 years of distinguished global experience, having served as a CFO for both private and public organizations. He held senior finance roles within WPP PLC (NYSE: WPP), a company with over $14 billion of annual revenue, for 18 years, including CFO of multiple subsidiaries across the United States, Latin America, and Europe. Before his appointment to the CFO role at Mondee, Mr. Portillo held the position of Global CFO at ThriveDX Digital Skills Training, where he expertly managed the finance function, successfully integrated acquisitions, and developed the finance team from the ground up. Additionally, he led the compliance implementations of controls and procedures, including those required under the Sarbanes-Oxley Act of 2022, and played a key role in the fundraising initiatives of the organization. Before that, he served as the Chief Operating Officer of Ilumno Holdings, a private equity-backed ed-tech company operating 17 universities. Mr. Portillo holds an MBA from Northwestern University’s Kellogg School of Management in Chicago as well as a degree in business administration from Universidad de Sevilla in Spain.

"We are thrilled to welcome Jesus, a seasoned global finance executive, to the Mondee family to lead the finance function of the company during our new phase of growth. Jesus brings a proven track record of delivering results and creating value, and we are excited to work with him to accelerate Mondee's sustainable growth. We look forward to Jesus’ leadership and experience," said Mondee's Chairman, CEO, and Founder, Prasad Gundumogula

"I am excited to join Mondee, a truly unique organization that is transforming the travel industry with extraordinary, disciplined, and profitable growth," said Mr. Portillo. "I look forward to strengthening the company's finance teams and functions, assisting in the integration of its ambitious and accretive M&A strategy, and working with Prasad and the Mondee team to build on the company's momentum," he continued.

Mr. Portillo is replacing Dan Figenshu, Mondee’s former CFO, who will be assisting with the transition. Mr. Figenshu played a significant role in preparing Mondee for public company life and establishing accounting and finance operations, serving as Mondee’s CFO since September 2021. "We would like to sincerely thank Dan for his hard work and contribution," said Mr. Gundumogula.

“It has been an honor and privilege to serve as Chief Financial Officer of Mondee during a transformational time for the company, including the process of taking the company public,” said Mr. Figenshu.

ABOUT MONDEE
Established in 2011, Mondee is a travel technology company and a modern travel marketplace with its headquarters based in Austin, Texas. The company operates 17 offices across the United States and Canada and has core operations in India, Thailand, and Greece. Mondee is driving change in the leisure and corporate travel sectors through its broad array of innovative solutions. The company’s platform processes over 50 million daily searches and generates a substantial transactional volume annually. Its network includes 55,000+ leisure travel advisors and gig economy workers, 500+ airlines, and over one million hotels and vacation rentals, 30K rental car pickup locations, 50+ cruise lines. The company also offers packaged solutions and ancillary offerings that serve a global customer base. On July 19, 2022, Mondee became publicly traded on the Nasdaq under the ticker symbol MOND. For further information, please visit: https://www.mondee.com.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the Company’s future growth, performance, business prospects and opportunities, strategies, expectations, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.
Management believes that these forward-looking statements are reasonable as and when made. However, the Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans and forecasts, the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, the ability of the Company to maintain compliance with Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Mondee undertakes no obligation to update publicly any forward-looking statements for any reason.

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